Exhibit 99.1

Tapinator Reports First Quarter 2019 Financial Results

■	Bookings grow 9% year-over-year to $967k
■	“Category Leading Apps” Bookings grow 139% year-over-year to $644k

New York, NY – May 15, 2019 – Tapinator, Inc. (OTCQB: TAPM), a developer and publisher of category leading apps for mobile platforms, today announced financial results for the period ended March 31, 2019, and the filing of its quarterly report on Form 10-Q for the period ended March 31, 2019 and 2018. The quarterly report may be found at http://www.sec.gov. The results provided below replaces, in their entirety, any guidance or projections previously issued by the Company.

Ilya Nikolayev, Chief Executive Officer, stated, “Tapinator had a strong start to the year with solid bookings growth led by our Category Leading Apps. Our previously announced strategy shift from Rapid Launch Games to Category Leading Apps has now been fully implemented. We believe we have emerged from this shift in a much stronger position, with respect to both the longevity and future growth opportunity from these select, best-in-class mobile software applications.

In the first quarter of 2019, we achieved the following major product milestones:

●

We completed the very successful global launch of Crypto Trillionaire on iOS. The game received prominent featuring by Apple and was very well received by players (it enjoys a 4.8 out of 5.0 customer review score). We plan to invest significantly in future product updates and marketing with the intention of making Crypto Trillionaire a true category leader within the idle tapper genre across all major mobile platforms.

●

We completed the successful soft launch of My Horoscope on iOS, our new astrology application that monetizes exclusively through subscriptions, and currently focuses on the areas of Horoscopes, Birth Charts, Compatibility and Numerology. According to IBIS World, a publisher of business intelligence, supernatural and psychic services were a $2.0 billion market in 2018, but the industry has yet to significantly enter the mobile age. The My Horoscope application features a clean, minimalistic design that appeals to both a younger and middle-aged demographic alike. We believe My Horoscope is a unique addition to the App Store that we will be able to grow into an evergreen Category Leading App. We are investing significantly in continued product development, and we are planning the global launch of My Horoscope, supported by a significant marketing effort, in the second or third quarter of this year.

●

At the end of the first quarter, we launched a major update to Video Poker Classic, the top video poker game on mobile. Our new 2.0 version brings multi-hand capability, a popular casino feature, to the game’s core single-hand gameplay. With this new version, Video Poker Classic now has the richest offering of any video poker title on mobile devices, in terms of game types, gameplay formats and overall functionality.

We are also excited to bring a new social casino title to market in the fourth quarter of this year. The product will feature extremely high-end graphics, proven metagame systems and completely unique gameplay, all within the well-established and highly lucrative social casino genre. The product is based upon an IP license that we have secured from a real money casino operator. We will be providing more detail about this product as we get closer to our launch date.”

First Quarter 2019 Financial Highlights (unaudited):

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018
GAAP Results:
Revenue	$813,055	$888,668
Net Loss	$(659,703)	$(915,880)
Diluted Net Loss Per Share	$(0.01)	$(0.01)
Cash	$801,797	$871,312
Net Cash Provided by Operating Activities	$74,528	$90,391

Non-GAAP Results:*
Bookings:	$966,675	$883,078
Category Leading Apps	$644,278	$269,417
Rapid-Launch Games	$322,397	$613,661
Adjusted EBITDA	$(67,067)	$160,117

*A table has been included later in this press release with non-GAAP adjustments to the Company’s revenue resulting in bookings (a non-GAAP measure) and non-GAAP adjustments to the Company's net loss, resulting in adjusted EBITDA (a non-GAAP measure) for the relevant periods.

Andrew Merkatz, President and Chief Financial Officer, said, “This is an exciting time for Tapinator and the mobile apps industry at large. Our financial performance from our Category Leading Apps continues to be solid and we believe our bookings will continue to benefit as we stack our new and updated apps on top of our core business throughout the year. We are pleased about our performance in Q1, excited about what’s to come in 2019 and believe that we remain on track to reach our financial goals.”

Current Outlook

We continue to have conviction regarding our Category Leading Apps business and, therefore, for our business in its entirety. The strategic changes we implemented over the past 24 months, shifting from Rapid-Launch Games to Category Leading Apps now appear to have been prudent. Specifically, we believe we will return to company-wide bookings growth in 2019 while continuing to deliver strong double digit revenue and bookings growth within our Category Leading Apps. This growth is expected to be derived from our seasoned franchises such as Video Poker Classic and Solitaire Dash, combined with recently launched titles such as Crypto Trillionaire and My Horoscope, and from our new social casino title that we expect to launch during the fourth quarter of 2019.

*Non-GAAP Financial Measures

We have provided in this release the non-GAAP financial measures of Bookings and adjusted EBITDA, as a supplement to the measures of Revenue and Operating Income, which are prepared in accordance with United States generally accepted accounting principles ("GAAP"). Management uses Bookings and adjusted EBITDA internally in analyzing our financial results to assess operational performance and liquidity. The presentation of Bookings and adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to Bookings and adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. We believe Bookings and adjusted EBITDA are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Below, we have provided reconciliations between our historical and projected Bookings and adjusted EBITDA to the most directly comparable GAAP financial measures below. Some limitations of Bookings and adjusted EBITDA are as follows:

●	Bookings does not reflect that we defer and recognize online game revenue over the estimated life of durable virtual goods;

●

Adjusted EBITDA does not include the impact of stock-based expense, impairment of intangible assets previously acquired, acquisition-related transaction expenses, contingent consideration fair value adjustments and restructuring expense;

●	Adjusted EBITDA does not reflect income tax expense;

●	Adjusted EBITDA does not include other income or expense, which includes foreign exchange gains and losses and interest income or expense;

●

Adjusted EBITDA excludes depreciation and amortization of intangible assets and impairment of capitalized software. Although depreciation and amortization and impairment of capitalized software are non-cash charges, the assets being depreciated and amortized or impaired may have to be replaced in the future; and

●	Other companies, including companies in our industry, may calculate adjusted EBITDA differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider Bookings and adjusted EBITDA along with other financial performance measures, including Revenue, Net Income (Loss), Diluted Net Income (Loss) Per Share, Cash Flow from Operations, Operating Income (Loss) and our other financial results presented in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Results (unaudited)

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018
Reconciliation of Revenue to Bookings:
Revenue	$813,054	$888,688
Change in deferred revenue	$153,622	$(5,610)
Bookings	$966,675	$883,078

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net loss	$(659,703)	$(915,880)
Interest expense, net	$0	$135,333
Income taxes	$1,773	$0
Amortization of capitalized software development	$184,699	$129,009
Depreciation and amortization of other assets	$1,790	$3,351
Amortization of debt discount	$0	$187,876
Stock-based expense	$404,375	$620,417
Adjusted EBITDA	$(67,067)	$160,106

About Tapinator

Tapinator Inc. (OTCQB: TAPM) develops and publishes category leading apps for mobile platforms. Tapinator's library includes over 300 titles that, collectively, have achieved over 450 million mobile downloads, including notable properties such as Video Poker Classic, Solitaire Dash and Crypto Trillionaire. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile entertainment wherever they see the ‘T’ character logo, or at http://tapinator.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Tapinator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “plan,” “feel,” "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, among other things, our belief that we have emerged from our shift from Rapid Launch Games to Category Leading Apps in a much stronger position in terms of both longevity and future growth opportunity from our Category Leading Apps, our plans to invest significantly in Crypto Trillionaire with the intent of making it a true category leader in the idle tapper genre, our belief that My Horoscope will grow into an evergreen Category Leading App, our belief that our Category Leading Apps will continue to increase our bookings by stacking new and updated apps on top of our core business and our belief that we will return to company-wide bookings growth in 2019 while continuing to deliver strong double digit revenue and bookings growth within our Category Leading Apps. Forward-looking statements in this release involve substantial risks and uncertainties that could cause the development and monetization of our mobile games, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our ability to ensure the longevity and future growth of our Category Leading Apps, our ability to successfully invest in Crypto Trillionaire in a way that players will enjoy and thus making it a true category leader in the idle tapper genre, our ability to continue to increase our bookings by stacking new and updated apps on top of our core business through the growth of our Category Leading Apps and our ability to return to company-wide bookings growth in 2019 while continuing to delivery strong double digit revenue and bookings growth as a result of our Category Leading Apps. Tapinator undertakes no obligation to update or revise any forward-looking statements. The quoting and trading of the Company's common stock on the OTC Market Group's OTC Link quotation system is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the Company's common stock for reasons unrelated to operating performance. Moreover, the OTC Market Group's OTC Link quotation system is not a stock exchange, and trading of securities on it is often more sporadic than trading of securities listed on the NASDAQ Stock market or another securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and may be viewed at http://www.sec.gov.

CONTACT:

Tapinator Investor Relations

investor.relations@tapinator.com

914.930.6232